Exhibit 10.5

Share Subscription Letter

To:	BEST SPAC I Acquisition Corp.
Ritter House
Wickhams Cay II
PO Box 3170
Road Town
Tortola VG1110
British Virgin Islands

The undersigned (the Subscriber) hereby subscribes for and agrees to take 1,581,250 Class B ordinary shares of no par value (the Shares) in BEST SPAC I Acquisition Corp. (the Company) for a total aggregate subscription price of US$25,000.00, and undertakes to pay the amount of US$25,000.00 in full payment of the subscription price for the Shares upon its issue.

The Subscriber will take the Shares subject to and on the terms of the Memorandum and Articles of Association of the Company and recognises that failure to pay the monetary consideration of the aforesaid Shares on demand by the Company may result in said Shares being forfeited and cancelled pursuant to the provisions of the BVI Business Companies Act, 2004.

This letter shall be governed by the laws of the British Virgin Islands.

Dated 13 December 2024

For and on behalf of

BEST SPAC I (Holdings) Corp.

By:	/s/ Chen Yun
	Name:	Chen Yun
	Position:	Director
BEST SPAC I (Holdings) Corp.

Direction as to registration

Full name:	BEST SPAC I (Holdings) Corp.
Address:	Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands